UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2025

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
3.900% Senior Notes due 2030	AMT 30D	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
3.625% Senior Notes due 2032	AMT 32B	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
4.100% Senior Notes due 2034	AMT 34A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2025, American Tower Corporation (the “Company”) completed a registered public offering of $200.0 million aggregate principal amount of its 4.900% senior unsecured notes due 2030 (the “2030 notes”) and $375.0 million aggregate principal amount of its 5.350% senior unsecured notes due 2035 (the “2035 notes” and, together with the 2030 notes, the “Notes”), which resulted in aggregate net proceeds to the Company of approximately $587.8 million, after deducting commissions and estimated expenses. The 2030 notes will be consolidated, form a single series and be fully fungible, with the Company’s outstanding $650,000,000 4.900% senior unsecured notes due 2030 issued on March 14, 2025. The 2035 notes will be consolidated, form a single series and be fully fungible, with the Company’s outstanding $350,000,000 5.350% senior unsecured notes due 2035 issued on March 14, 2025. The Company intends to use the net proceeds to repay existing indebtedness under its $4.0 billion senior unsecured revolving credit facility and for general corporate purposes.

The Company issued the Notes under an indenture dated as of June 1, 2022 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of March 14, 2025 (the “Supplemental Indenture No. 8” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The following description of the Indenture is a summary and is qualified in its entirety by reference to the detailed provisions of the Indenture.

The 2030 notes will mature on March 15, 2030 and bear interest at a rate of 4.900% per annum. The 2035 notes will mature on March 15, 2035 and bear interest at a rate of 5.350% per annum. Accrued and unpaid interest on the Notes will be payable in U.S. Dollars semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. Interest on the Notes will accrue from September 15, 2025 and will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture, among other things, limit (a) the Company’s ability to merge, consolidate or sell assets and (b) the Company’s and its subsidiaries’ abilities to incur liens. These covenants are subject to a number of exceptions, including that the Company and its subsidiaries may incur liens on assets, mortgages or other liens securing indebtedness, provided the aggregate amount of indebtedness secured by such liens shall not exceed 3.5x Adjusted EBITDA as defined in the Indenture.

The Company may redeem the Notes at any time, in whole or in part, at its election at the applicable redemption price. If the Company redeems (a) the 2030 notes prior to February 15, 2030 or (b) the 2035 notes prior to December 15, 2034, the Company shall pay a redemption price equal to 100% of the principal amount of the notes being redeemed plus a make-whole premium, together with accrued interest to the redemption date. If the Company redeems (a) the 2030 notes on or after February 15, 2030 or (b) the 2035 notes on or after December 15, 2034, the Company shall pay a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued interest to the redemption date. In addition, if the Company undergoes a Change of Control and Ratings Decline, each as defined in the Indenture, the Company may be required to repurchase all of the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) default for 30 days in payment of any interest due with respect to the Notes; (ii) default in payment of principal or premium, if any, on the Notes when due, at maturity, upon any redemption, by declaration or otherwise; (iii) failure by the Company to comply with covenants in the Indenture or Notes for 90 days after receiving notice; and (iv) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default arising under clause (iv) above occurs, the principal amount and accrued and unpaid interest on all the outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount on all the outstanding Notes to be due and payable immediately.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Base Indenture, as filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2022 as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-265348), and the Supplemental Indenture No. 8, as filed with the SEC on March 14, 2025 as an exhibit to the Company’s Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

A copy of the opinion of Cleary Gottlieb Steen & Hamilton LLP relating to the legality of the issuance by the Company of the Notes is attached as Exhibit 5.1 hereto.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: September 16, 2025	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer